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                                                          Exhibit 10.3

AEtna                                     Aetna Inc.
                                          151 Farmington Avenue
                                          Hartford, CT  06156-3122


                                          Ronald E. Compton
                                          Chairman
                                          860-273-3087
                                          Fax:  860-273-6872


March 6, 1997




Mr. Joseph T. Sebastianelli




Dear Joe:

On behalf of the Aetna Board, I am pleased to offer you the position of President of Aetna on terms as set forth in the attached "Term
Sheet" which is incorporated herein by reference.

If you agree to accept this position on the terms as set forth, please indicate your acceptance by signing below.


                                        Sincerely yours,




                                        /s/ Ronald E. Compton
                                        _____________________
                                        Ronald E. Compton




Accepted and Agreed:




/s/ Joseph T. Sebastianelli
___________________________
Joseph T. Sebastianelli




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                                   TERM SHEET


Definitions                        See Exhibit A

Employment Contract Term           March 6, 1997 through July 19, 2001

Position; Reporting Relationships  President of Aetna Inc. reporting to Chief Executive Officer

Duties                             Supervise the following Business
                                   Units:  Aetna U.S. Healthcare and
                                   Aetna International.  These duties
                                   will include liaison with Strategic
                                   Planning.

                                   Supervise the following Staff
                                   Units:  Human Resources, Corporate
                                   Communications, Federal Government
                                   Relations and Aetna Business
                                   Resources.

                                   It is anticipated that over the
                                   course of the first year of this
                                   Term Sheet, Executive shall be
                                   given additional duties and
                                   responsibilities as specified from
                                   time to time by the Chief Executive
                                   Officer.

                                   Executive to devote substantially
                                   all of his business time to
                                   performance of duties under this
                                   Term Sheet.

Office Location                    Hartford, Connecticut

Residence                          Establish residence immediately (as
                                   soon as possible) in the greater
                                   Hartford area.  Establish primary
                                   residence in the greater Hartford
                                   area on a date mutually agreeable
                                   to Executive and the Company.

Cash Compensation                  Salary:  $725,000

                                   Incentive Compensation:
                                   participation in annual and long-
                                   term incentive compensation
                                   programs of the Company made
                                   available to senior executives on a
                                   basis commensurate with position.

Equity Based Compensation          Participation in all stock-based
                                   compensation programs of the
                                   Company made available to senior
                                   executives on a basis commensurate
                                   with position.




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Benefits                           Continued participation in all
                                   benefit plans in which Executive
                                   currently participates.

Effect of Termination of
Employment

  - by Company without Cause,      Earned but unpaid amounts
  by Executive with Good           (including pro rata target bonus),
  Reason                           severance payments equal to 3x base
                                   salary and target annual bonus,
                                   continued benefits for 3 years,
                                   continued vesting of equity awards
                                   other than restricted stock award
                                   for 1 year, accelerated vesting of
                                   restricted stock award.

  - Death                          Continued payment of base salary
                                   and annual bonus for one year.

  - Disability                     Continued payment of base salary
                                   and annual bonus for one year,
                                   offset by amounts paid under
                                   Company's long-term disability
                                   program.

  - by Executive without Good      Payment of earned but unpaid
    Reason, by Company for         amounts (exclusive of pro-rate
    Cause                          bonus) with respect to year of
                                   termination.

Term Expiration                    If not offered CEO position on or
                                   before February 28, 1998, and
                                   Executive elects to leave Company
                                   no later than February 28, 1999,
                                   earned but unpaid amounts
                                   (including 1997 bonus), severance
                                   equal to 3x base salary and target
                                   annual bonus, continued benefits
                                   for 3 years, continued vesting of
                                   equity awards other than restricted
                                   stock award for 1 year, accelerated
                                   vesting of restricted stock award.

Change of Control                  Gross-up for excise tax; provided
                                   that if payments to Executive
                                   exceed amount which can be paid
                                   without incurring an excise tax by
                                   less than 5%, the Company may
                                   reduce amounts paid to Executive to
                                   the maximum amount which may be
                                   paid without incurring an excise
                                   tax.









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Restrictive Covenants              Noncompetition:  During employment
                                   term and for one year following
                                   termination of employment
                                   (including a termination under
                                   circumstances described above in
                                   "Term Expiration" which entitles
                                   Executive to severance payments and
                                   benefits but excluding a
                                   termination without cause or for
                                   good reason), Executive may not
                                   become associated with an entity
                                   actively engaged in any business
                                   which is in competition with the
                                   business or businesses of the
                                   Company for which Executive
                                   provides substantial services or
                                   for which Executive has substantial
                                   responsibility.

                                   Confidentiality:  During the
                                   employment term and thereafter.

                                   Nonsolicitation:  During the
                                   employment term and through
                                   February 28, 2003, Executive may
                                   not:  induce any employee, agent or
                                   broker of the Company or any of its
                                   subsidiaries or affiliates to
                                   perform services elsewhere; induce
                                   any agent or agency, broker,
                                   broker-dealer, supplier or
                                   healthcare provider of the Company
                                   or any of its subsidiaries or
                                   affiliates to cease providing
                                   services; or solicit customers of
                                   the Company or any of its
                                   subsidiaries or affiliates.

Effect on Current Contract         The Agreement will supersede
                                   Executive's current employment
                                   contract in its entirety, including
                                   without limitation, the requirement
                                   that a notice of termination of
                                   employment include a supermajority
                                   resolution of the Board.  Executive
                                   shall also waive his rights under
                                   Section 7.11(c) of the Merger
                                   Agreement.  The terms of his equity
                                   awards (including his restricted
                                   stock awards) granted under the
                                   Company's long term stock incentive
                                   plan shall be unaffected.

Successors                         The Company will require any
                                   successor to the assets or business
                                   of the Company to agree to assume
                                   the agreement.

Governing Law                      Connecticut



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Dispute Resolution                 Binding arbitration in Hartford,
                                   Connecticut; provided that the
                                                ________
                                   decision as to whether Executive
                                   shall be promoted shall be made by
                                   the Board, in its sole discretion,
                                   and shall not be subject to dispute
                                   resolution.

Legal Fees                         Fees and expenses of arbitration
                                   borne equally by Executive and the
                                   Company; provided that if Executive
                                   prevails as to any material issue,
                                   the entire cost (including
                                   reasonable attorneys' fees) shall
                                   be borne by the Company.










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                                                             EXHIBIT A


                              Definitions


"Termination for Cause" means a termination of Executive's employment by the Company due to (i) the willful failure by Executive to perform substantially Executive's duties as an employee of the company (other than due to physical or mental illness) after reasonable notice to Executive of such failure, (ii) Executive's engaged in serious misconduct that is injurious to the Company or any subsidiary or any affiliate of the Company, (iii) Executive's having been convicted of, or entered a plea of nolo contendere to, a crime involving an act that
                     ____ __________
is immoral or wrong in and of itself (e.g., burglary, larceny, murder
                                      ____
or arson) or a crime involving deceit, fraud, perjury or embezzlement,
(iv) the breach by Executive of any written covenant or agreement not to compete with the Company or any subsidiary or any affiliate or (v)
                                                                   _
the breach by Executive of his duty of loyalty to the Company which shall include, without limitation, (A) the disclosure by Executive of
                                    _
any confidential information pertaining to the Company or any subsidiary or any affiliate of the Company other than (x) in the
                                                       _
ordinary course of the performance of his duties on behalf of the Company or (y) pursuant to a judicial or administrative subpoena from
            _
a court or governmental authority with jurisdiction over the matter in question, (B) the harmful interference by Executive in the business or
           _
operations of the Company or any subsidiary or any affiliate of the Company, (C) any attempt by Executive directly or indirectly to induce
          _
any employee, insurance agent, insurance broker or broker-dealer of the Company or any subsidiary or any affiliate to be employed or perform services elsewhere, (D) any attempt by Executive directly or
                             _
indirectly to solicit the trade of any customer or suppliers, or prospective customer or suppliers, of the Company on behalf of any person other than the Company or a subsidiary thereof (E) any breach
                                                       _
or violation of the company's Code of Conduct, as amended from time to time. Notwithstanding the foregoing, a breach of Executive's duty of loyalty to the Company as described in subclause (A) or a breach of the Company's Code of Conduct as described in the subclause (E) of clause (v) of the preceding sentence shall not be grounds for a Termination for Cause unless such breach has had or could reasonably be expected to have a significant adverse effect on the business or reputation of the Company.

"Termination due to Disability" means a termination of Executive's employment by the Company because Executive has been incapable of substantially fulfilling the positions, duties, responsibilities and obligations set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of (i) at least four consecutive months or (ii) more than six months in any twelve month period. Any question as to the existence, extent or potentiality of Executive's disability shall be made by a qualified, independent physician selected by the chief or assistant chief (or the equivalent position) of the department which treats the disease giving rise to Executive's absence at a nationally or regionally recognized teaching hospital chosen by the Company. The determination of any such physician shall be final and conclusive for all purposes of this Agreement. Notwithstanding the foregoing, (i) a Termination for Disability shall not



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affect Executive's right to receive any amount that would otherwise have been payable to Executive under the Company's plans, policies, practices or programs pertaining to short-term or long-term disability had Executive's employment continued and (ii) if it is determined, at the time Executive is first eligible to receive long-term disability benefits under the Company's plans, policies, practices or programs, that Executive is not entitled to receive such long-term disability benefits (other than due to Executive's failure to cooperate), Executive shall, for purposes of the Paragraph __, be deemed to have been terminated as of the date of such determination pursuant to a Termination Without Cause and to be entitled to receive any additional benefits payable hereunder in respect of a Termination Without Cause.

"Termination for Good Reason" means a termination of Executive's employment by Executive within 90 days following a reduction in Executive's annual Base Salary or incentive compensation opportunity. Notwithstanding the foregoing, a termination shall be not be treated as a Termination for Good Reason (i) if Executive shall have consented in writing to the occurrence of the event giving rise to the claim of Termination for Good Reason or (ii) unless Executive shall have delivered a written notice to the Board within 60 days of his having actual knowledge of the occurrence of one of such events stating that he intends to terminate his employment for Good Reason and specifying the factual basis for such termination, and such event shall not have been cured within 30 days of the receipt of such notice.

"Change in Control" means the happening of any of the following:

     (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities.

     (ii) When, during any period of 24 consecutive months, after the Commencement Date, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Director") cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the
              ________ ____
     beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph; or







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     (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, or by merger, or otherwise.












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